Exhibit 10.21

Second Amendment to SC Land Concession (2015)

[ENGLISH TRANSLATION FOR REFERENCE ONLY]

MACAU SPECIAL ADMINISTRATIVE REGION

BUREAU OF THE SECRETARY FOR TRANSPORT AND PUBLIC WORKS

OFFICIAL GAZETTE – SERIES II
Diploma:	Dispatch of the Secretary for Transport and Public Work no. 92/2015

•  Revises the leasehold concession of a plot of land located in the embankment area between the islands of Taipa and Coloane (COTAI), designated by Lots G300, G310 and G400, near the Estrada Flor de Lótus.

OG N.~~º~~:	38/2015
Published on:	2015.9.23
Page:	19,541-19,5548
Official Chinese version: http://bo.io.gov.mo/bo/ii/2015/38/despstop_cn.asp#92
Official Portuguese version: http://bo.io.gov.mo/bo/ii/2015/38/despstop.asp#92

Dispatch of the Secretary for Transport and Public Works no. 92/2015

Using the faculty granted by article 64 of the Basic Law of the Macau Special Administrative Region, and in accordance with article 139 of Law no. 10/2013 (Land Law), the Secretary for Transport and Public Works hereby orders:

1. In accordance with the terms and conditions of the annexed contract, which forms an integral part of this dispatch, the leasehold concession for the plot of land with an area of 130,789 sq.m., located in the embankment area between the islands of Taipa and Coloane (COTAI), designated by Lots G300, G310 and G400, near the Estrada Flor de Lótus, registered with the Land Registry under no. 23,059, destined to the construction of a five star hotel complex and a movie production center with supporting facilities for tourism and entertainment, is hereby revised.

2. This dispatch enters into force immediately.

September 10, 2015.

The Secretary for Transport and Public Works, Raimundo Arrais do Rosário.

1 / 9

Second Amendment to SC Land Concession (2015)

[ENGLISH TRANSLATION FOR REFERENCE ONLY]

ANNEX

(File no. 6,396.04 of the Land, Public Works, and Transport Bureau and File no. 33/2015 of the Land Committee)

Contract agreed between:

The Macau Special Administrative Region, as first party; and

The company Studio City Developments Limited, as second party.

Whereas:

1. The company named “Studio City Developments Limited”, formerly known as “East Asia – Satellite Television Limited”, with registered office in Macau, at Alameda Dr. Carlos D’Assumpção, nos. 411-417, Edifício Dinasty Plaza, 15.~~º~~ andar, O, P, registered with the Commercial and Movable Assets Registry under no. 14,311 (SO), is the holder of the rights arising from the leasehold concession of the land with the area of 130,789 sq.m., located in COTAI, near the Estrada Flor de Lótus, designated by lots G300, G310 and G400, described in the Land Registry, hereinafter referred to as LR, under no. 23,059, as per the registration in its favor under no. 26,642F.

2. The above mentioned concession is governed by the contract titled by the Dispatch of the Secretary for Transport and Public Works no. 100/2001, revised by the Dispatch of the Secretary for Transport and Public Works no. 31/2012, published, respectively, in the Official Gazette of the Macau Special Administrative Region no. 42, Series II, and no. 30, Series II, dated October 17, 2001 and July 25, 2012.

3. In accordance with the provisions of the third clause of the contract for the revision of the leasehold concession, the land is developed with the construction of a complex of five star hotels and a movie production center with supporting facilities for tourism and entertainment.

4. On May 11, 2015, the concessionaire submitted to the Land, Public Works, and Transport Bureau, hereinafter referred to as DSSOPT, a request for the alteration of the classification of the use of five star hotel to four star hotel, the rest of the use and the gross building areas remaining unchanged, on the grounds that, at the moment, this typology is more adequate for the policies of diversification of accommodations and tourism product, and because, from the technical point of view, the project submitted to the Macau Government Tourism Office, hereinafter referred to as MGTO, is better suited for this type of equipment.

5. Having received the favorable opinion of the MGTO and collected the necessary documents for the instruction of the procedure, the DSSOPT proceeded to the calculation of the due considerations and prepared the draft of contract for the revision of the concession that was accepted by the concessionaire through a statement submitted on July 10, 2015.

2 / 9

Second Amendment to SC Land Concession (2015)

[ENGLISH TRANSLATION FOR REFERENCE ONLY]

6. The land object of the contract, with an area of 130,789 sq.m., is demarcated and noted with the letter “A” on plan no. 5,899/2002, issued by the Cartography and Cadaster Bureau, hereinafter referred to as DSCC, on January 3, 2012.

7. The procedure followed its normal course, and the file was sent to the Land Committee which, having convened on July 16, 2015, issued a favorable opinion to the acceptance of the request.

8. By Dispatch of the Chief Executive, dated July 24, 2015, recorded on the opinion of the Secretary for Transport and Public Works, dated July 17, 2015, the request for the revision of the concession was authorized, in accordance with the opinion of the Land Committee.

9. The conditions of the contract titled by this dispatch were notified to the concessionaire and by them expressly accepted, as per the declaration submitted on August 20, 2015, signed by Ho Lawrence Yau Lung, married, with professional domicile in Macau, at Avenida Xian Xing Hai, Edifício Golden Dragon Centre, 22.~~º~~ andar, O, P, in his capacity as Director and on behalf of the company named “Studio City Developments Limited”, capacity and powers verified by the Private Notary Hugo Ribeiro Couto, in accordance with the certification recorded on the said declaration.

10. There is no need to apply any additional premium as the unitary premium price relating to a category four star hotel is less than that for a category five star hotel, and there is no change in the gross building areas.

Article One – Object of the contract

1. The object of the present contract is the revision, in light of the alteration of the classification of five star hotel to four star hotel, of the leasehold concession contract of the land with 130,789 sq.m. (one hundred and thirty thousand seven hundred and eighty-nine square meters), located in COTAI, near the Estrada Flor de Lótus, titled by the Dispatch of the Secretary for Transport and Public Works no. 100/2001, published in the Official Gazette of the Macau Special Administrative Region no. 42, Series II, dated October 17, 2001, and revised by the Dispatch of the Secretary for Transport and Public Works no. 31/2012, published in the Official Gazette of the Macau Special Administrative Region no. 30, Series II, dated July 25, 2012, described in the LR under no. 23,059, and which right arising from the leasehold concession is registered in favor of the second party under no. 26,642F.

3 / 9

Second Amendment to SC Land Concession (2015)

[ENGLISH TRANSLATION FOR REFERENCE ONLY]

2. In consequence of what is mentioned in the preceding number, the third and fourth clauses of the concession contract titled by the Dispatch of the Secretary for Transport and Public Works no. 100/2001, revised by the Dispatch of the Secretary for Transport and Public Works no. 31/2012 will have the following wording:

“Third Clause – Development and Purpose of the Land

1. The land is developed with the construction of a complex of four star hotels and one movie production center and supporting facilities for tourism and entertainment, with the following gross construction areas per use:

1) Four star hotel	480,000 sq.m.;

2) Movie Industry (including supporting facilities for tourism and entertainment)	80,000 sq.m.;

3) Parking (four star hotel)	85,567 sq.m.;

4) Parking (movie industry)	13,568 sq.m.;

5) Free area (four star hotel)	39,962 sq.m.;

6) Free area (movie industry)	7,981 sq.m.

2. The areas mentioned in no. 1 may be subject to eventual rectifications, to be made when the inspection takes place, for the purpose of the issuance of the respective occupancy license.

3. The second party is obliged to submit to the requirements of the urban plan in force where the land is located.

Fourth Clause – Rent

1. The second party pays the following annual rent:

1) During the period of development of the land, MOP$30.00 (thirty patacas) per square meter of the land, in the aggregate amount of MOP$3,923,670.00 (three million nine hundred and twenty-three thousand six hundred and seventy patacas);

2) After the development of the land, it will pay:

(1) Four star hotel: MOP$15.00 (fifteen patacas) per square meter of gross construction area;

(2) Movie industry: MOP$6.00 (six patacas) per square meter of gross construction area;

(3) Parking (four star hotel): MOP$10.00 (ten patacas) per square meter of gross construction area;

(4) Parking (movie industry): MOP$6.00 (six patacas) per square meter of gross construction area;

(5) Free area (four star hotel): MOP$10.00 (ten patacas) per square meter;

(6) Free area (movie industry): MOP$6.00 (six patacas) per square meter;

2. The rents may be updated every five years, counted from the date of the publication in the Official Gazette of the Macau Special Administrative Region of the dispatch that titles the present contract, notwithstanding the immediate application of new rent amounts established in legislation that, during the validity of this contract, may be published.”

4 / 9

Second Amendment to SC Land Concession (2015)

[ENGLISH TRANSLATION FOR REFERENCE ONLY]

Article Two - Fine

1. For the non-compliance of any of the deadlines provided for in Article Two of the contract titled by the Dispatch of the Secretary for Transport and Public Works no. 31/2012, the second party is subject to a fine in the amount corresponding to 0.1% (point one percent) of the premiums established in the Ninth Clause of the contract titled by the Dispatch of the Secretary for Transport and Public Works no. 100/2001 and Article Four of the contract titled by the Dispatch of the Secretary for Transport and Public Works no. 31/2012, in the global amount of MOP$1,425,291,114.00 (one billion four hundred and twenty-five million two hundred and ninety-one thousand and one hundred and fourteen patacas), for every day of delay, up to 150 (one hundred and fifty) days.

2. The second party is exonerated from the responsibility mentioned in the preceding number in case the first party has authorized the suspension or the extension of the development deadline, due to a reason not attributable to the second party and considered justifiable by the first party.

Article Three – Transfer

1. The transfer of situations arising from this concession, due to its nature, is subject to prior authorization of the first party, and subjects the transferee to the revision of the conditions of the present contract, namely the one relating to the premium.

2. For the purposes of the preceding number, the following are also considered equivalent to the transfer of situations arising from this concession:

1) The transfer, once or several times in accrual, of over 50% (fifty percent) of the share capital of the second party or of the share capital of its dominant shareholder;

2) The granting of a power of attorney or delegation that confers to the attorney powers for the carrying out of all acts in the procedure or disposal of the situations arising from the concession, and that is irrevocable without the consent of the interested party, in accordance with no. 3 of article 258 of the Civil Code.

3. Notwithstanding the provisions of the preceding number, when there is a transfer of over 10% (ten percent) of the share capital of the second party or of the share capital of its dominant shareholder, the first must communicate the fact to the DSSOPT within 30 (thirty) days counted from its occurrence, under penalty of a fine in the amount corresponding to 1% (one percent) of the global premium of MOP$1,425,291,114.00 (one billion four hundred and twenty-five million two hundred and ninety-one thousand and one hundred and fourteen patacas), on the first infraction, and termination of the concession on the second infraction.

4. The transfer subjects the transferee to the revision of the conditions of the present contract, specifically those relating to the development deadline and the payment of the additional premium.

5. Before the conclusion of the development, the second party may only constitute a voluntary mortgage over the leasehold right resulting from the concession in favor of credit institutions legally authorized to develop their activity in the Macau Special Administrative Region, in accordance with no. 5 of article 42 of Law no. 10/2013.

5 / 9

Second Amendment to SC Land Concession (2015)

[ENGLISH TRANSLATION FOR REFERENCE ONLY]

6. A mortgage constituted in violation of the provisions of the preceding number is null and void.

Article Four – Lapse

1. The present concession shall lapse in the following cases:

1) Non conclusion of the development after the 150 (one hundred and fifty) days deadline provided for in no. 1 of Article Two of the contract titled by the Dispatch of the Secretary for Transport and Public Works no. 31/2012, regardless of whether the fine was or was not applied;

2) Suspension, consecutive or interspersed, of the development of the land for 90 (ninety) days, except for reasons not attributable to the second party and that the first party considers justifiable.

2. The lapse of the concession is declared by dispatch of the Chief Executive, to be published in the Official Gazette of the Macau Special Administrative Region.

3. The lapse of the concession determines the reversion to the first party of the premiums paid and of all the improvements by any form incorporated in the land, without the right of any indemnification or compensation for the second party, notwithstanding the right of the first party to claim overdue rents and eventual unpaid fines.

Article Five - Termination

1. The present concession may be terminated upon verification of any of the following facts:

1) Unauthorized alteration to the purpose of the concession or modification of the development of the land;

2) Transfer, without prior authorization, of the situations arising from the concession, with violation of the provisions of no. 1 of Article Three;

3) Second infraction to the provisions of no. 3 of Article Three;

4) When the use of the land deviates from the purposes for which it was granted or the purposes are not, at any moment, being pursued;

5) When, following an alteration of the urban planning that entails the impossibility to start or continue the development of the land, any of the situations mentioned in no. 2 of art. 140 of Law no. 10/2013 occurs;

6) Sublease.

2. The termination of the concession is declared by dispatch of the Chief Executive, to be published in the Official Gazette of the Macau Special Administrative Region.

3. Once the concession is terminated, all premiums paid and all the improvements by any form incorporated in the

6 / 9

Second Amendment to SC Land Concession (2015)

[ENGLISH TRANSLATION FOR REFERENCE ONLY]

land revert to the first party, without the second party having the right to be indemnified or compensated, save for the situations provided for in nos. 5 and 6 of art. 140 of Law no. 10/2013, resulting from a change to urban planning.

Article Six – Reference

The contract titled by the Dispatch of the Secretary for Transport and Public Works no. 100/2001 and revised by the Dispatch of the Secretary for Transport and Public Works no. 31/2012 shall remain in effect in all that has not been expressly superseded by the present revision.

Article Seven - Jurisdiction

For the purposes of resolving any disputes arising from the present contract, the competent jurisdiction is the Macau Special Administrative Region.

Article Eight – Applicable Law

The present contract is governed, in matters not herein provided for, by Law no. 10/2013, and further applicable legislation.

7 / 9

Second Amendment to SC Land Concession (2015)

[ENGLISH TRANSLATION FOR REFERENCE ONLY]

8 / 9

Second Amendment to SC Land Concession (2015)

[ENGLISH TRANSLATION FOR REFERENCE ONLY]

9 / 9